Exhibit 3.13

FREEPORT CHILEAN EXPLORATION COMPANY

BY-LAWS

ARTICLE I

NAME

The name of the corporation is FREEPORT CHILEAN EXPLORATION COMPANY.

ARTICLE II

OFFICES

1. The location of the registered office of the corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company.

2. The corporation shall in addition to its registered office in the State of Delaware establish and maintain an office or offices at such place or places as the Board of Directors may from time to time find necessary or desirable.

ARTICLE III

CORPORATE SEAL

The corporate seal of the corporation shall have inscribed thereon the name of the corporation and the year of its creation (1982) and the words “Corporate Seal Delaware”. Such seal may be used by causing it or a facsimile thereof to be impressed, affixed, printed or otherwise reproduced.

ARTICLE IV

MEETING OF STOCKHOLDERS

1. Meetings of the stockholders shall be held at the office of the corporation in the City of New Orleans, State of Louisiana, or at such other place as shall be determined from time to time by the Board of Directors.

2. The annual meeting of stockholders shall be held on the second Tuesday after the first Monday of April at 5:15 p.m., or on such other day and at such other time as may be determined from time to time by the Board of Directors, when they shall elect by plurality vote a Board to hold office until the annual meeting of stockholders held next after their election and their successors are respectively elected and qualified or until their earlier resignation or removal. Any other business of the corporation may be transacted at the annual meeting.

3. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these By-laws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting (except as otherwise provided by statute), until the requisite amount of voting stock shall be present. At such adjourned meeting at which the requisite amount of voting stock shall be represented any business may be transacted which might have been transacted at the meeting as originally notified.

4. At all meetings of the stockholders, each stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than six months prior to said meeting, unless such instrument provides for a longer period. All proxies shall be filed with the secretary of the meeting before being voted.

5. At each meeting of the stockholders each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation at the record date fixed in accordance with these By-laws, or otherwise determined, with respect to such meeting. Except as otherwise expressly provided by statute, by the Certificate of Incorporation or by these By-laws, all matters coming before any meeting of the stockholders shall be decided by the vote of a majority of the number of shares of stock present in person or represented by proxy at such meeting and entitled to vote thereat, a quorum being present.

6. Notice of each meeting of the stockholders shall be given to each stockholder entitled to vote thereat not less than 10 nor more than 60 days before the date of the meeting. Such notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

7. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board or the President and shall be called by the President or Secretary at the request in writing or by vote of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

8. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by stockholders having not less than a minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE V

DIRECTORS

1. The business and affairs of the corporation shall be managed by or under the direction of a Board consisting of not less than three directors and not more than nine directors, as determined from time to time by action of the stockholders or by the Board of Directors. The

Board may exercise all such powers and authority for and on behalf of the corporation as shall be permitted by law, the Certificate of Incorporation or these By-laws. The Board shall initially consist of three directors. Each of the directors shall hold office until the annual meeting of stockholders held next after his election and his successor is elected and qualified or until his earlier resignation or removal.

2. The directors may hold their meetings and have one or more offices, and, subject to the laws of the State of Delaware, keep the stock ledger and other books and records of the corporation outside of said State, at such place or places as they may from time to time determine.

3. If the office of any director becomes vacant by reason of death, resignation, disqualification, increase in the number of directors or otherwise, such vacancy or vacancies may be filled by action of the stockholders or by the vote of the majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any decrease in the number of directors resulting from an amendment of these By-laws or from other action of the Board taken in accordance with this Article shall take effect at the time of such amendment or action, as the case may be, only to the extent that vacancies then exist; to the extent that such decrease exceeds the number of vacancies, the decrease shall not become effective, except as further vacancies may thereafter occur, until the time of and in connection with the election of directors at the next succeeding annual meeting of stockholders.

4. Any director may resign at any time by giving written notice of his resignation to the Board of Directors, to the Chairman of the Board or the President. Any such resignation shall take effect upon receipt thereof by the Board, the Chairman of the Board or the President, as the case may be, or at such later date as may be specified therein. Any such notice to the Board shall be addressed to it in care of the Secretary.

ARTICLE VI

COMMITTEES OF DIRECTORS

1. By resolutions adopted by a majority of the whole Board of Directors, the Board may designate an Executive Committee and one or more other committees, each such committee to consist of three or more directors of the corporation. The Executive Committee shall have and may exercise all the powers of the Board in the management of the business and affairs of the corporation (except as otherwise expressly limited by statute), including the power and authority to declare dividends and to authorize the issuance of stock, and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such other committee shall have such of the powers and authority of the Board as may be provided from time to time in resolution adopted by a majority of the whole Board.

2. The requirements with respect to the manner in which the Executive Committee and each such other committee shall hold meetings and take actions shall be set forth in the resolutions of the Board of Directors designating the Executive Committee or such other committee.

ARTICLE VII

COMPENSATION OF DIRECTORS

Directors, as such, shall not receive any stated salary, for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE VIII

MEETINGS OF DIRECTORS; ACTION WITHOUT A MEETING

1. The newly elected Board of Directors may meet at such time and place either within or without the State of Delaware as shall be fixed by the vote of the stockholders at the annual meeting, for the purpose of organization or otherwise, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting; or they may meet at such time and place as shall be fixed by the consent in writing of all the directors.

2. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as may be determined from time to time by resolution of the Board.

3. Special meetings of the Board of Directors may be called by the Chairman of the Board or by the President on at least 24 hours’ notice to each director, and shall be called by the President or the Secretary on like notice on the request in writing of any director. Except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these By-laws, the purpose or purposes of any such special meeting need not be stated in such notice.

4. At all meetings of the Board of Directors the presence in person of one-third of the total number of directors (but not less than two directors) shall be necessary and sufficient to constitute a quorum for the transaction of business and, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these By-laws, if a quorum shall be present the act of a majority of the directors present at any meeting shall be the act of the Board.

5. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all the members of the Board or such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee. Any director may participate in a meeting of the Board, or of any committee designated by the Board, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this sentence shall constitute presence in person at such meeting.

ARTICLE IX

OFFICERS

1. The officers of the corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, and a Treasurer. The Board of Directors may also choose a Vice Chairman of the Board, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Assistant Vice Presidents, a Controller and one or more Assistant Secretaries, Assistant Treasurers or Assistant Controllers, and such other officers as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be prescribed from time to time by the Board or by the Chairman of the Board. Any number of offices may be held by the same person.

2. The Board of Directors, at its first meeting after the annual meeting of stockholders shall choose a Chairman of the Board from among the directors, and shall choose the remaining officers who need not be members of the Board except in the event they choose a Vice Chairman of the Board.

3. The salaries of all officers of the corporation shall be fixed by the Board of Directors, or in such manner as the Board may prescribe.

4. The officers of the corporation shall hold office until their successors are respectively chosen and qualified, except that any officer may at any time resign or be removed by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board.

5. Any officer may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board or the President. Any such resignation shall take effect upon receipt thereof by the Board, the Chairman of the Board or the President, as the case may be, or at such later date as may be specified therein. Any such notice to the Board shall be addressed to it in care of the Secretary.

ARTICLE X

CHAIRMAN OF THE BOARD

The Chairman of the Board shall preside at meetings of the stockholders and at meetings of the Board of Directors. He shall be the chief executive officer of the corporation and, subject to the supervision and direction of the Board, shall be responsible for managing its affairs. He shall have general supervision and direction of all of the other officers of the corporation. He shall have the powers and duties usually and customarily associated with the office of the Chairman of the Board, and shall have such other powers and duties as may be delegated to him by the Board of Directors.

ARTICLE XI

PRESIDENT

The President shall be the chief operating officer of the corporation. He shall have the powers and duties usually and customarily associated with office of the President, and shall have such other powers and duties as may be delegated to him by the Board of Directors or the Chairman of the Board.

ARTICLE XII

VICE CHAIRMAN OF THE BOARD, EXECUTIVE VICE PRESIDENTS, SENIOR

VICE PRESIDENTS, VICE PRESIDENTS AND ASSISTANT VICE PRESIDENTS

The Vice Chairman of the Board, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and Assistant Vice Presidents shall have such powers and duties as may be delegated to them by the Board of Directors or the Chairman of the Board.

ARTICLE XIII

SECRETARY AND ASSISTANT SECRETARIES

1. The Secretary shall attend all meetings of the Board of Directors and of the stockholders, and shall record the minutes of all proceedings in a book to be kept for that purpose. He shall perform like duties for the committees of the Board when required.

2. The Secretary shall give, or cause to be given, notice of meetings of the stockholders and of the Board of Directors and of committees of the Board. He shall keep in safe custody the seal of the corporation, and when authorized by the Chairman of the Board, the Vice Chairman of the Board, the President, an Executive Vice President, a Senior Vice President, or a Vice President, shall affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary. He shall have such other powers and duties as may be delegated to him by the Board of Directors or the Chairman of the Board.

3. The Assistant Secretaries shall, in case of the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall have such other powers and duties as may be delegated to them by the Board of Directors or the Chairman of the Board.

ARTICLE XIV

TREASURER AND ASSISTANT TREASURERS

1. The Treasurer shall have the custody of the corporate funds and securities, and shall deposit or cause to be deposited under his direction all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors or pursuant to authority granted by it. He shall render to the Chairman of the Board and the Board of Directors, whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation. He shall have such other powers and duties as may be delegated to him by the Board of Directors or the Chairman of the Board.

2. The Assistant Treasurers shall, in case of the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall have such other powers and duties as may be delegated to them by the Board of Directors or the Chairman of the Board.

ARTICLE XV

CONTROLLER AND ASSISTANT CONTROLLERS

1. The Controller shall maintain adequate records of all assets, liabilities and transactions of the corporation, and shall see that adequate audits thereof are currently and regularly made. He shall disburse the funds of the corporation in payment of the just obligations of the corporation, or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. He shall have such other powers and duties as may be delegated to him by the Board of Directors or the Chairman of the Board.

2. The Assistant Controllers shall, in case of the absence of the Controller, perform the duties and exercise the powers of the Controller, and shall have such other powers and duties as may be delegated to them by the Board of Directors or the Chairman of the Board.

ARTICLE XVI

AGENTS AND REPRESENTATIVES

The Chairman of the Board, the Vice Chairman of the Board, the President, any Executive Vice President, any Senior Vice President or any Vice President, together with the Secretary or any Assistant Secretary, are authorized and empowered in the name of and as the act and deed of the corporation, to name and appoint general and special agents, representatives, and attorneys to represent the corporation in the United States or in any foreign country, and to prescribe, limit, and define the powers and duties of such agents, representatives and attorneys, and to grant, substitute, revoke, or cancel, in whole or in part, any power of attorney or other authority conferred on any such agent, representative, or attorney. All powers of attorney or other instruments which may be executed pursuant to this provision shall be signed by the Chairman of the Board, the Vice Chairman of the Board, the President, any Executive Vice President, any Senior Vice President, or any Vice President and by the Secretary or an Assistant Secretary and the seal of the corporation shall be affixed thereto. No further authorization by the Board of Directors shall be necessary in connection with the foregoing, it being intended that this By-law shall constitute full and complete authority by which the officers above mentioned may act for the purposes aforesaid.

ARTICLE XVII

CERTIFICATES OF STOCK

The certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by the Chairman of the Board, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.

ARTICLE XVIII

CHECKS

All checks, drafts and other orders for the payment of money, and all promissory notes and other evidences of the corporation shall be signed by such officer or officers or such other person or persons as may be designated by the Board of Directors or pursuant to authority granted by it.

ARTICLE XIX

FISCAL YEAR

The fiscal year shall begin the first day of January in each year.

ARTICLE XX

NOTICES AND WAIVERS

1. Whenever by statute or by the Certificate of Incorporation or by these By-laws it is provided that notice shall be given to any director or stockholder, such provision shall not be construed to require personal notice, but such notice may also be given in writing, by mail, by depositing the same in the United States mail, postage prepaid, directed to such stockholder or director at his address as it appears on the records of the corporation, or in default of such address, to such director or stockholder at the General Post Office in the City of Wilmington, Delaware, and such notice shall be deemed to be given at the time when the same shall be thus deposited. Notice of special meetings of the Board of Directors may also be given to any director by telephone or telex, telegraph or cable, and in the latter event the notice shall be deemed to be given at the time such notice, addressed to such director at the address hereinbefore provided, shall be transmitted or delivered to and accepted by an authorized telegraph or cable office.

2. Whenever by statute or by the Certificate of Incorporation or by these By-laws a notice is required to be given, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of any stockholder or director at any meeting thereof shall constitute a waiver of notice of such meeting by such stockholder or director, as the case may be, except as otherwise provided by statute.

ARTICLE XXI

ALTERATION OF BY-LAWS

These By-laws may be altered, amended or repealed by vote the stockholders or at any meeting of the Board of Directors by the vote of a majority of the directors present or as otherwise provided by statute.

ARTICLE XXI

IINDEMNIFICATION

1. Indemnification of Officers and Directors.

(a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or it equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another enterprise, against expenses (including attorney’s fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

(c) To the extent that any person referred to in paragraphs (a) and (b) of this Section 1 has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to therein or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him or her in connection therewith.

(d) Any indemnification under paragraphs (a) and (b) of this Section 1 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraphs (a) and (b) of this Section 1. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) by independent legal counsel in a written opinion, if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, or (iii) by the stockholders.

(e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as provided in this Article XXII.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsection of this Article XXII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article XXII.

(h) For purposes of this Article XXII, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger with the corporation which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article XXII with respect to the corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this Article XXII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director or officer of the corporation which imposes duties on, or involves services by, such director or officer with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article XXII.

2. Indemnification of Employees and Agents. The Board of Directors may, by resolution, extend the indemnification provisions of this Article XXII to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

3. Contract with the Corporation. The provisions of this Article XXII shall be deemed to be a contract between the corporation and each person who serves as such officer or director (or, if extended to employees and agents pursuant to Section 2 of this Article XXII, who serves as such employee or agent) in any such capacity at any time while this Article XXII and the relevant provisions of the General Corporation Law of Delaware or other applicable laws, if any, are in effect, and any repeal or modification of any such law or of this Article XXII shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

4. Other Rights of Indemnification. The indemnification provided or permitted by this Article XXII shall not be deemed exclusive of any other rights to which those indemnified may be entitled by law or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.